UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2007
SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307

(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085

(Address of Principal Executive Offices)	(Zip Code)
(408) 616-4000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(c). APPOINTMENT OF CERTAIN OFFICERS
          On March 8, 2007, the Board of Directors (the “Board”) of Silicon Image, Inc. (the “Registrant”) appointed Noland Granberry, age 44, as Chief Accounting Officer of the Registrant. Mr. Granberry has served as Corporate Controller of the Registrant since March 1, 2006, as Treasurer of Simplay Labs, LLC, a wholly-owned subsidiary of the Registrant, since June 1, 2006, and as Treasurer of HDMI Licensing, LLC, a wholly-owned subsidiary of the Registrant, since April 11, 2006. Mr. Granberry will continue to hold these positions with the Registrant and its subsidiaries. Prior to joining the Registrant, Mr. Granberry served as Director of SOX Compliance of Xilinx Inc., a manufacturer of programmable logic solutions, from April 2005 to February 2006. From September 2002 to February 2005, Mr. Granberry served as Senior Director of Finance of SanDisk Corporation, a supplier of flash-based data storage products. From August 1995 to August 2002, Mr. Granberry served as Corporate Controller for IKOS Systems, Inc., a provider of electronic design automation tools for the verification of integrated circuit designs, which was acquired by Mentor Graphics Corporation in 2002. From August 1984 to August 1995, Mr. Granberry held various positions, most recently as senior manager, at Ernst & Young LLP, an accounting firm.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2007	SILICON IMAGE, INC.
	By:	/s/ Edward Lopez
Edward Lopez
Chief Legal Officer